UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Belcher Road Pinellas Park, Florida 33782	33782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2010, the Board of Directors of First Community Bank Corporation of America (“First Community”) approved and adopted Amended and Restated Bylaws for First Community, which bylaws took effect on such date. A copy of the Amended and Restated Bylaws are attached to this report as Exhibit 99.1. A copy of the Amended and Restated Bylaws marked to show all of the changes made to the prior bylaws is attached to this report as Exhibit 99.2. In such copy, additions to the prior bylaws are underlined, deletions are struck through.

The Amended and Restated Bylaws include a new section 10 in Article II, which section implements certain advance notice requirements for shareholders who desire to nominate persons to stand for election as directors of First Community and to bring other business before a meeting of the shareholders. Shareholders must provide the information specified in the bylaw about any potential nominee for director or other business they wish to bring before a meeting, as well as certain information about themselves. The shareholder must deliver such information to the principal executive offices of First Community: (i) not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting or 90 days in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting.

The Amended and Restated Bylaws also include various other immaterial changes which either are (i) clarifications of existing provisions, including rearrangements intended to simplify or clarify the bylaws, or (ii) the addition of new provisions which set out applicable provisions of the Florida Business Corporation Act, which governs First Community and its shareholders, including new sections 7, 8 and 9 of Article II, and section 11 of Article III.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2010, First Community held its 2010 annual meeting of shareholders, at which the following proposals were presented and votes cast:

PROPOSAL 1, to fix the number of Directors to serve on the Board for the ensuing year at nine:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
4,910,393	70,592	7,836	0

PROPOSAL 2, the election of eight directors to serve until the 2011 annual meeting of shareholders:

	FOR	WITHHELD	BROKER NONVOTES
Brad Bishop	3,456,973	11,778	1,520,070
Kenneth P. Cherven	3,455,510	13,241	1,520,070
Kenneth Delarbre	3,457,020	11,731	1,520,070
Kenneth F. Faliero	3,456,863	11,888	1,520,070
James Macaluso	3,456,879	11,872	1,520,070
David K. Meehan	3,455,708	13,043	1,520,070
Robert G. Menke	3,454,518	14,233	1,520,070
Robert M. Menke	3,452,622	16,129	1,520,070

PROPOSAL 3, an advisory vote to approve the executive compensation plans, programs and arrangements employed by First Community, as described in its proxy statement for the 2010 annual meeting:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
4,893,382	84,613	10,826	0

PROPOSAL 4, a proposal to amend First Community’s Articles of Incorporation to increase the authorized common stock from 20,000,000 shares to 40,000,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
4,899,241	87,417	2,163	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amended and Restated Bylaws of First Community Bank Corporation of America

99.2	Copy of the Amended and Restated Bylaws of First Community Bank Corporation of America marked to show the changes from the prior bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By:	/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer

Date: May 18, 2010

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